Exhibit (c)(iii) December 15, 2025 Project Cascade DISCUSSION MATERIALS FOR THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS CONFIDENTIAL 1

Discussion Topics > 1 Valuation in Context > 2 Overview of Management Projections > 3 Preliminary Selected Operational and Valuation Benchmarking > 4 Illustrative Valuation Summary > 5 Appendices CONFIDENTIAL 2

I. Valuation in Context CONFIDENTIAL 3

PJT Partners

Illustrative Cascade Enterprise Value and Trading Multiples

Cascade Net Leverage[4]:

- > Net Debt / 2025E Adj. EBITDA (Pre-SBC): 3.2x
- > Net Debt / 2026E Adj. EBITDA (Pre-SBC): 2.4x

($ in mm, except per share)		Unaffected [1]	Current
Share Price		**$16.69**	**$21.81**
Premium / (Discount) to:	Metric:		
Current	*$21.81*	*(23.5%)*	*–*
Unaffected [1]	*16.69*	*–*	*30.7%*
30-Day VWAP [1]	*17.83*	*(6.4%)*	*22.3%*
90-Day VWAP [1]	*18.66*	*(10.6%)*	*16.9%*
1-Year VWAP [1]	*23.04*	*(27.6%)*	*(5.3%)*
Median Analyst Price Target [2]	*27.00*	*(38.2%)*	*(19.2%)*
(x) FDSO [3]		310.0	310.6
Implied Equity Value		**$5,173**	**$6,775**
(+) Net Debt and Other [4]		795	795
Implied Total Enterprise Value		**$5,968**	**$7,570**
Management			
TEV / Revenue	**Metric:**	**Unaffected**	**Current**
CY 2025E	$730	8.2x	10.4x
CY 2026E	940	6.3x	8.1x
TEV / Adj. EBITDA (Pre-SBC)		**Unaffected**	**Current**
CY 2025E	$248	24.1x	30.6x
CY 2026E	338	17.6x	22.4x
Street			
TEV / Revenue	**Metric:**	**Unaffected**	**Current**
CY 2025E	$731	8.2x	10.4x
CY 2026E	947	6.3x	8.0x
TEV / Adj. EBITDA (Pre-SBC)		**Unaffected**	**Current**
CY 2025E	$247	24.2x	30.6x
CY 2026E	333	17.9x	22.7x

Source: Company filings, Capital IQ, Wall Street research, Cascade Management.
Note: Market data as of 12/12/2025. VWAP reference period based on calendar days. Management forecast as of 12/6/2025.
(1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(2) Reflects analyst coverage with price targets published after Cascade's Q3 print.
(3) FDSO per Cascade Management as of 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 3.6mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations and new hires with Q4 2025 start dates).
(4) Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL

4

PJT Partners

Illustrative Historical Relative Share Price Performance

Year to Date

Cascade VWAP as of Unaffected Date[(1)]	
Period	**VWAP**
1 Day	$16.69
30 Day	17.83
90 Day	18.66
YTD	22.07
3 Year	21.78
Since IPO	21.51

INDEXED SHARE PRICE PERFORMANCE (YTD)



30.0%
20.0%
10.0%
–
(10.0%)
(20.0%)
(30.0%)
(40.0%)
(50.0%)
Jan-25
Apr-25
Aug-25
Dec-25
16.1%
2.2%
(5.5%)
(20.7%)
(39.4%)
Unaffected Share Price[(1)]
Cascade
Financial Services Vertical Software[(3)]
Selected Other Vertical Software[(4)]
S&P 500

Company	Change YTD: Share Price	TEV / NTM Revenue	TEV / NTM EBITDA[(2)]
Cascade	*(20.7%)*	*(40.0%)*	*(42.6%)*
Cascade *Unaffected*[(1)]	*(39.4%)*	*(52.9%)*	*(55.0%)*
S&P 500	*16.1%*	–	–
Financial Services Vertical Software			
SS&C	*14.8%*	*8.1%*	*7.0%*
Guidewire	*21.7%*	*3.8%*	*(7.3%)*
CCC	*(34.5%)*	*(30.3%)*	*(27.4%)*
Q2	*(25.2%)*	*(28.8%)*	*(42.9%)*
Intapp	*(32.9%)*	*(32.9%)*	*NM*
nCino	*(24.2%)*	*(17.9%)*	*(33.2%)*
Alkami	*(39.2%)*	*(41.7%)*	*NM*
Median	***(25.2%)***	***(28.8%)***	***(27.4%)***
Selected Other Vertical Software			
Veeva Systems	*6.2%*	*(8.4%)*	*(17.0%)*
Tyler Technologies	*(21.0%)*	*(26.8%)*	*(29.5%)*
Procore	*(0.6%)*	*(2.1%)*	*(29.2%)*
Vertex	*(62.7%)*	*(63.8%)*	*NM*
Median	***(10.8%)***	***(17.6%)***	***(29.2%)***

DRAFT Preliminary and Illustrative - Subject to Material Revision

Source: Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/12/2025.
(1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer. Reflects calendar day periods.
(2) EBITDA presented pre-SBC. Multiples ≥ 50x and ≤ 0x excluded from calculations.
(3) Market capitalization weighted index of peers including SSNC, GWRE, CCC, QTWO, INTA, NCNO, and ALKT.
(4) Market capitalization weighted index of peers including VEEV, TYL, PCOR, and VERX.

CONFIDENTIAL

5

PJT Partners

Selected Recent Equity Research Perspectives

Timeline of Recent M&A

> **Jan-25:** Announced the acquisition of Enfusion, a provider of SaaS solutions for the investment management and hedge fund industry, for ~$1.5bn in cash and stock[1]. The transaction was completed in Apr-25

> **Mar-25:** Acquired Beacon, a cross-asset modeling and risk analytics platform for consideration of $520mm

> **Mar-25:** Acquired Bistro, Blackstone's proprietary portfolio visualization software platform for consideration of $125mm

Key Themes

1. **Market Slowdown**
   - Financial services software companies have underperformed broader software and market benchmarks, with slowing end-market demand considered a key driver
2. **Deceleration in Growth**
   - Core Cascade organic ARR YoY growth has slowed from 23% in 1Q25 to a 10-quarter low of 17% in 3Q25, with ongoing commercial changes and product integration challenges
   - Revenue growth from recently acquired assets is likely lower in the medium term, further dilutive to overall growth
3. **Risk Associated With M&A Strategy**
   - Analysts remain in "wait-and-see" mode due to the scale of recent deals and the associated integration/execution risks, as well as leverage and equity dilution
   - Enfusion acquisition has been under the most scrutiny, given the sharp decline in near-term growth expectations to low teens as compared to 20%+ growth in 2021-2024
4. **AI Disruption and Competition Risks**
   - Concerns over potential price compression and services-to-software cannibalization, while recognizing opportunities to monetize automation and drive operational efficiencies
   - Entrenched incumbents and emerging challengers threaten growth momentum, particularly in end markets where Cascade has lower penetration (e.g., asset management)

Select Analyst Quotes

"Organic revenue growth reacceleration may take longer than expected. While CWAN expects core Cascade to maintain its trajectory of 20%+ growth, the same does not yet apply to the overall business. Acquired assets (Enfusion, Beacon, and Bistro) are likely to remain dilutive to growth in the short to mid-term. Cascade expects it to take up to 2 years (~2027E) for Enfusion to reach 20%+ growth. Beacon is also still in transition stage and are far from 20% organic growth levels. We have trimmed our revenue growth assumptions for the coming few years to reflect a complex integration process that requires impeccable execution from the management team and favorable external environment to achieve 115% NRR for the enlarged business."

—J.P. Morgan, 9/4/2025

"Regarding recent acquisitions, we remain positive on Cascade broadening its platform offerings, while acknowledging a heightened degree of digestion/execution risk given Enfusion, Beacon, and Bistro are all larger and more strategic acquisitions in nature (Enfusion is Cascade's largest acquisition ever)."

—RBC, 10/9/2025

"The core business is sustaining 20%+ organic growth while the deployment of GenAI across the operations / services teams already producing tangible margin benefits (medium-term gross margin target raised to 82% from 80% and medium-term EBITDA margin benefit raised to 42% vs. 40%) primarily due to not having to backfill natural attrition. We continue to believe that AI is ultimately a tailwind for the business and disruption risk is minimal."

—Morgan Stanley, 11/13/2025

Source: Company filings, Wall Street research.
(1) The cash portion of the Enfusion acquisition consideration was financed with $800mm of term loan debt.

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL

6

PJT Partners

Illustrative Historical Trading Multiples

TEV / NTM EBITDA

TEV / NTM EBITDA (PRE-SBC) SINCE CASCADE IPO

Median TEV / NTM EBITDA (Pre-SBC) Multiples Over Time	Post-Cascade IPO[1]	L3Y	L1Y	L6M	Unaffected[2]	Current
Cascade	40.0x	38.8x	25.2x	23.9x	18.9x	24.0x
Financial Services Vertical Software[3]	27.2x	28.1x	29.6x	25.3x	22.6x	23.2x
Selected Other Vertical Software[4]	32.8x	33.1x	34.0x	29.5x	28.1x	23.8x


100.0x
90.0x
80.0x
70.0x
60.0x
50.0x
40.0x
30.0x
20.0x
10.0x
-
Oct-21
Aug-22
Jun-23
Apr-24
Feb-25
Dec-25
Cascade announced Enfusion transaction on 1/13/2025
Cascade announced acquisitions of Beacon & Bistro on 3/12/2025
Cascade closed acquisition of Enfusion on 4/21/2025
Cascade multiple reached **all-time low of 18.1x** on 11/6/2025
24.0x
23.8x
23.2x
Cascade
Financial Services Vertical Software[3]
Selected Other Vertical Software[4]

DRAFT Preliminary and Illustrative - Subject to Material Revision

Source: Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/12/2025. EBITDA presented pre-SBC. Multiples ≥ 70x and ≤ 0x excluded from calculations.
(1) Represents data since robust Street consensus estimates starting on 10/19/2021, following the IPO on 9/24/2021.
(2) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(3) Peers include SSNC, GWRE, CCC, QTWO, INTA, NCNO, and ALKT.
(4) Peers include VEEV, TYL, PCOR, and VERX.

CONFIDENTIAL

7

II. Overview of Management Projections CONFIDENTIAL 8

PJT Partners

Summary Management Forecast

Revenue

Key Assumptions ('25E to '30E):

- 2026E financials are based on detailed management budget
- **Revenue:** 18% annual growth in '28E and thereafter

REVENUE ($ IN MM)


% Organic Growth
21.4%
22.6%
15.4%(1)
15.3%(2)
17.0%
18.0%
18.0%
18.0%
'23A-'25E CAGR 20.7%(3)
'25E-'27E CAGR 16.1%(2)
'27E-'30E CAGR 18.0%
$368
$452
$730
$940
$1,100
$1,298
$1,531
$1,807
2023A
2024A
2025E
2026E
2027E
2028E
2029E
2030E

TOTAL TO ORGANIC REVENUE GROWTH BRIDGE

($ in mm)	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenue	(A) **$730**	**$940**	**$1,100**	**$1,298**	**$1,531**	**$1,807**
% Growth	*61.7%*	*28.7%*	*17.0%*	*18.0%*	*18.0%*	*18.0%*
Organic Revenue *(Rebased '24A & '25E)*						
Core Cascade	$536	$622	$729			
% Growth	*18.7%*	*16.0%*	*17.2%*			
Enfusion	226	258	300			
% Growth	*12.1%*	*14.2%*	*16.3%*			
Beacon	53	60	71			
% Growth	–	*12.8%*	*18.3%*			
Total Organic Revenue	(A) **$816**	**$940**	**$1,100**			
% Growth	*15.4%*	*15.3%*	*17.0%*			

(B) spans 2025E–2027E organic % Growth; (C) spans 2028E–2030E % Growth.

- (A) Full-year Enfusion and Beacon contribution lifts '25E revenue ~$85mm to $816mm
- (B) Rebasing financials implies organic '25E-'27E CAGR of 16.1% vs. 22.7% total
- (C) Near-term organic CAGR of 16.1% compares with outer years CAGR of 18.0%

Source: Cascade Management.
Note: Management forecast as of 12/6/2025.
(1) Represents pro forma organic growth, based on rebased 2024A revenue from full-year contribution of Enfusion and Beacon per Cascade Management.
(2) Represents pro forma organic growth, based on rebased 2025E revenue from full-year contribution of Enfusion and Beacon per Cascade Management.
(3) Represents core Cascade growth, based on Management projected revenue contribution of legacy Cascade in 2025E.

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL
9

ADJ. EBITDA (PRE-SBC) ($ IN MM) Summary % Gross Margin Management 76.5% 78.2% 78.2% 78.7% 79.2% 79.7% 80.2% 80.7% Forecast % EBITDA Margin Margin 28.7% 32.2% 33.9% 36.0% 38.0% 39.9% 41.4% 42.2% Key Assumptions (’25E to ’30E): $763 $634 $518 $418 > Gross Profit: Margin expansion of $338 $248 ~250bps from 78.2% to 80.7% $146 $106 > R&D: (~240bps) decline as % of revenue 2023A 2024A 2025E 2026E 2027E 2028E 2029E 2030E > S&M: ~40bps increase as % of revenue (2) UNLEVERED FREE CASH FLOW ($ IN MM) > G&A: (~380bps) decline as % of revenue > Adj. EBITDA: Margin expands by ~830bps % Margin > SBC: Flatlined amount of $127mm 23.4% 31.5% 15.0% 18.4% 22.9% 26.4% 29.3% 31.3% (1) > CapEx: 1.5% of revenue >Δ in NWC: (2%) of revenue from ’25E-’30E $566 $449 $343 $252 $173 $142 $109 $86 Source: Cascade Management. Note: Management forecast as of 12/6/2025. (1) With the exception of 2026E, in which CapEx is 2.2% of revenue. 2023A 2024A 2025E 2026E 2027E 2028E 2029E 2030E (2) Calculated as NOPAT—including the impact of tax attributes (illustrative FCF from deferred tax assets) plus D&A, plus amortization of contract costs, less capital expenditures, and less the change in net working capital. CONFIDENTIAL 10

REVENUE ($ IN MM) ADJ. EBITDA (PRE-SBC) ($ IN MM) Preliminary Forecast Δ Wall Street Consensus vs. Cascade ManagementΔ Wall Street Consensus vs. Cascade Management Comparison +$0 +$7 +$18 ($1) ($5) ($9) Management vs. Wall +0.0% +0.0% +1.6% (0.2%) (1.5%) (2.1%) Street Consensus Organic Revenue Growth Adj. EBITDA (Pre-SBC) Margin (2) (2) (1) (1) 15.4% 15.4% 15.3% 16.1% 17.0% 18.0% 33.9% 33.8% 36.0% 35.2% 38.0% 36.6% $1,118 $1,100 Cascade Management $947 Wall Street Consensus $940 $730 $731 $418 $409 $333 $338 $248 $247 Source: Cascade Management, Company filings, Wall Street research. Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025. (1) Represents pro forma organic growth, based on rebased 2024A and 2025E revenue from full-year contribution of Enfusion and Beacon per Cascade Management. (2) Represents pro forma organic growth, based on rebased 2025E revenue from 2025E 2026E 2027E 2025E 2026E 2027E full-year contribution of Enfusion and Beacon per Cascade Management. CONFIDENTIAL 11

III. Preliminary Selected Operational and Valuation Benchmarking CONFIDENTIAL 12

PJT Partners

Preliminary Selected Comparable Companies

Operational Metrics

Company	TEV ($bn)
Cascade - Current	$7.6
Cascade - Unaffected [(2)]	6.0
Financial Services Vertical Software	
SS&C	$29.3
GUIDEWIRE	17.3
CCC	6.2
Q2	5.0
INTAPP	3.6
nCino	3.3
Alkami	2.8
Selected Other Vertical Software	
Veeva	$30.9
tyler	19.7
PROCORE	11.7
VERTEX	3.3



Financial Services Vertical Software
(Primary Group)
Selected Other Vertical Software
(Secondary Group)
CY2025E – CY2027E REVENUE CAGR
Cascade (1)
CY2026E Revenue ($mm)
$940
$947
16.1%
16.0% (3)
Mgmt.
Street
Global Median: 11.1%
$550
$1,501
$609
$873
$640
$1,144
$6,618
Median: 10.6%
19.4%
15.4%
13.7%
10.6%
10.3%
8.1%
5.4%
Alkami
GUIDEWIRE
INTAPP
Q2
nCino
CCC
SS&C
$3,519
$1,466
$826
$2,560
Median: 11.6%
12.1%
12.0%
11.1%
9.8%
Veeva
PROCORE
VERTEX
tyler
CY2026E EBITDA (PRE-SBC) MARGIN
Cascade
Global Median: 25.9%
36.0%
35.2%
Mgmt.
Street
Median: 25.9%
41.8%
40.1%
35.1%
25.9%
24.9%
20.4%
18.9%
CCC
SS&C
GUIDEWIRE
Q2
nCino
INTAPP
Alkami
Median: 26.8%
46.3%
29.1%
24.5%
22.4%
Veeva
tyler
PROCORE
VERTEX

DRAFT Preliminary and Illustrative - Subject to Material Revision

Source: Cascade Management, Company filings, Wall Street research.
Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025.
(1) Represents pro forma organic growth, based on rebased 2025E revenue from full-year contribution of Enfusion and Beacon per Cascade Management.
(2) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(3) Represents pro forma organic growth, based on rebased 2025E revenue from full-year contribution of Enfusion and Beacon per Cascade Management.

CONFIDENTIAL
13

Preliminary Selected Financial Services Vertical Software Selected Other Vertical Software (Primary Group) (Secondary Group) Comparable TEV / CY2026E REVENUE Companies Global Median: 5.7x Cascade Trading Multiples (1) 11.5x Current Unaffected Median: 5.4x Median: 7.8x 8.8x 8.1x 8.0x 8.0x 7.7x 6.3x 6.3x 5.9x 5.7x 5.4x 5.1x 5.0x 4.4x 4.0x Mgmt. Street Mgmt. Street TEV / CY2026E EBITDA (PRE-SBC) Global Median: 22.0x Cascade Median: 22.0x Median: 22.7x 32.9x 32.5x (1) Current Unaffected 29.0x 26.7x 26.5x 22.7x 22.0x 20.6x 22.4x 17.6x 17.9x 19.0x 17.9x 12.9x 11.1x Source: Cascade Management, Company filings, Wall Street research. Mgmt. Street Mgmt. Street Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025. (1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer from. CONFIDENTIAL 14

PJT Partners

Preliminary Selected Precedent M&A Transactions

Cascade Management Forecast:

> 2Y Forward Revenue CAGR[1]: 16.1%

> NTM (2026E) EBITDA Margin: 36.0%

Announcement Date	Acquirer	Target	Implied TEV ($bn)	Target Financial Profile: 2Y Forward Revenue CAGR	Target Financial Profile: NTM EBITDA Margin (Pre-SBC)	TEV / NTM Revenue
Financial Services Vertical Software						
8/13/2025	Advent	Sapiens	$2.3	7.4%	17.9%	3.8x
1/13/2025	Clearwater Analytics	enfusion	1.4	13.3% [2]	23.5%	6.2x
7/11/2024	BainCapital	Envestnet	4.5	8.0%	22.9%	3.2x
4/27/2023	Deutsche Börse Group	SimCorp	4.3	8.4%	24.0%	6.5x
5/4/2022	ice	Black Knight	14.3	8.1%	49.7%	9.0x
Mean			**$5.4**	**9.0%**	**27.6%**	**5.7x**
Median			**4.3**	**8.1%**	**23.5%**	**6.2x**
Selected Other Vertical Software						
8/21/2025	Thoma Bravo	dayforce	$12.1	11.7%	30.2%	5.9x
7/25/2024	KKR	Instructure	4.7	8.8%	40.6%	6.9x
6/7/2024	BainCapital	PowerSchool	5.8	11.1%	33.7%	7.2x
3/14/2023	Blackstone	cvent	4.5	16.9%	18.0%	6.4x
12/12/2022	Thoma Bravo	coupa	8.1	17.0%	27.6%	8.7x
8/19/2021	Nordic Capital	inovalon	7.2	10.9%	34.7%	8.9x
12/21/2020	Thoma Bravo	RealPage	10.2	11.4%	28.1%	8.2x
Mean			**$7.5**	**12.5%**	**30.4%**	**7.5x**
Median			**7.2**	**11.4%**	**30.2%**	**7.2x**
75th Percentile			**$8.7**	**12.1%**	**34.0%**	**8.3x**
Mean			**6.6**	**11.1%**	**29.2%**	**6.7x**
Median			**5.3**	**11.0%**	**27.9%**	**6.7x**
25th Percentile			**4.4**	**8.3%**	**23.3%**	**6.1x**

Source: Cascade Management, Company filings, Wall Street research, Press.
Note: Management forecast as of 12/6/2025. Enterprise Value ("TEV") is based on company capitalization as of the latest Schedule 14A filing where available and final offer price.
(1) Per Cascade Management forecast as of 12/6/2025. 2Y forward revenue CAGR reflects 2025E to 2027E.
(2) Based on selected broker projections; represents Enfusion standalone organic revenue CAGR.

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL

15

IV. Illustrative Valuation Summary CONFIDENTIAL 16

DELETE P/W BAR FOR SC PACK IMPLIED EQUITY VALUE PER SHARE Illustrative Valuation ($ per share, rounded to the nearest $0.25; TEV in $bn) (1) (1) Unaffected : 30D VWAP : Implied TEV ($bn) Key Assumptions $16.69 $17.83 Summary > 12/31/2025E valuation date; 5-year forecast (2) Perpetuity Growth $6.4 – $9.9 > WACC: 10.0% – 11.0%; PGR: 5.5% – 6.5% $19.25 $30.50 > Impl. Terminal Revenue Mult.: 5.0x – 7.9x TEV / 2026E > Multiple: 6.0x – 9.0x $5.6 – $8.5 $15.75 $24.75 Revenue > 2026E Revenue: $940mm TEV / 2026E > Multiple: 18.0x – 25.0x $6.1 – $8.5 $17.00 $24.75 > 2026E Adj. EBITDA (Pre-SBC): $338mm Adj. EBITDA (Pre-SBC) > Multiple: 6.5x – 8.5x TEV / NTM Revenue $6.6 – $8.5 $17.25 $23.25 > NTM (2026E) Revenue: $940mm > Offer Price implied by 22.0x – 30.0x TEV / LTM (2030E) Illustrative LBO Analysis $7.7 – $9.7 Adj. EBITDA (Pre-SBC) Exit Multiple $22.00 $28.75 > Assumes required IRR of 22.5% > Future share price (2027E) discounted to present value at Illustrative Present Value $8.0 – $10.9 illustrative 11.5% Cost of Equity $23.25 $32.50 of Future Share Price > Multiple: 18.0x – 25.0x TEV / NTM Adj. EBITDA (Pre-SBC) Source: Cascade Management, Company filings, Capital IQ, Wall Street research. Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025. Assumes valuation date of 12/31/2025E. FDSO per Cascade Management as of > Low: Loop (11/5) 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects Discounted Analyst 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 3.6mm $7.8 – $10.8 > High: RBC (11/18), Oppenheimer (11/12) $22.50 $32.25 PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, Price Targets > Discounted one year at illustrative 11.5% Cost of Equity and committed stock-based compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations and new hires with Q4 2025 start dates). Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short- term investments of $3.4mm; excludes non-controlling interests of $20.0mm due (1) 52-Week > 52-Week High from Unaffected date : $32.71 to inclusion of Class B shares in FDSO. $5.7 – $11.0 (1) $15.75 $32.75 > 52-Week Low from Unaffected date : $15.74 (1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover Trading Range offer. (2) Equity value includes DCF value of DTA: $439mm – $455mm. CONFIDENTIAL 17 Precedent FOR REFERENCE ONLY: Trading DCF Transactions

PJT Partners

FOR REFERENCE ONLY

Illustrative Discounted Cash Flow Analysis

P&L Sensitivity

Key Assumptions[(1)]:

- '26E-'27E P&L and cash flow items per Management forecast
- '28E-'30E Growth: Held constant at illustrative CAGR
- '28E-'30E Adj. EBITDA (Pre-SBC) Margin: Linear expansion from '27E-'30E[(2)]
- Valuation: Midpoint WACC and PGR[(3)]

IMPLIED VALUE PER SHARE

($ per share, rounded to the nearest $0.25)

42.2% margin in 2030E represents Management forecast

2030E Adj. EBITDA (Pre-SBC) Margin	2027E - 2030E Revenue CAGR: 20.0%	18.0% (Management Forecast)	16.0%	14.0%
42.2%	$25.25	$23.75	$22.25	$21.00
40.0%	$23.50	$22.25	$20.75	$19.50
38.0%	$22.00	$20.75	$19.50	$18.25
36.0%	$20.50	$19.25	$18.00	$17.00

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025. Assumes valuation date of 12/31/2025E. Includes illustrative FCF from deferred tax assets, discounted at the midpoint of illustrative WACC range. FDSO per Cascade Management as of 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 3.6mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations and new hires with Q4 2025 start dates). Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.

(1) SBC held constant at $127mm. Depreciation as % of CapEx held in line with Management forecast, and flat after 2030E. Assumes 25% Effective Tax Rate and $2mm of Other Taxes annually. Amortization of Contract Acquisition Costs as % of Capitalized Contract Acquisition Costs held in line with Management forecast, and flat after 2030E. Assumes S&M grows in-line with revenue. CapEx as % of revenue held in line with Management forecast, and flat after 2030E. Change in NWC as % of revenue held in line with Management forecast, and flat after 2030E. Amortization of Intangibles and New Intangibles does not affect EBIT (Post-SBC).
(2) With the exception of the first row, which is based on the Management forecast schedule for EBITDA margin.
(3) PGR range: 5.5 – 6.5%; WACC range: 10.0 – 11.0%. Utilizes mid-year discounting convention. Terminal Year assumed equal to final forecast year, with Depreciation set equal to CapEx.

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL

18

FOR REFERENCE ONLY IMPLIED ENTRY SHARE PRICE AT 22.5% REQUIRED IRR Illustrative LBO ($ per share, rounded to nearest $0.25) Management 2026E - 2030E Revenue CAGR Analysis Forecast Revenue CAGR and Exit 15.0% 16.0% 17.0% 17.7% 19.0% Multiple Sensitivity 30.0x $26.25 $27.25 $28.00 $28.75 $30.00 (1) Key Assumptions : 28.0x $24.75 $25.75 $26.50 $27.00 $28.25 > ’26E-’30E P&L and cash flow items per 26.0x $23.25 $24.00 $24.75 $25.50 $26.50 Management forecast > ’26E-’30E Growth: Held constant at illustrative 24.0x $21.75 $22.50 $23.25 $23.75 $24.75 (2) CAGR > ’26E-’30E Adj. EBITDA (Pre-SBC) Margin per 22.0x $20.25 $21.00 $21.50 $22.00 $23.00 Management forecast Implied Adj. EBITDA (Pre-SBC) Multiple (3) IMPLIED ENTRY SHARE PRICE AT 20.0% REQUIRED IRR LTM (2030E) NTM (2031E) ($ per share, rounded to nearest $0.25) 30.0x 25.6x 28.0x 23.9x Management 2026E - 2030E Revenue CAGR 26.0x 22.2x Forecast 24.0x 20.5x 15.0% 16.0% 17.0% 17.7% 19.0% 22.0x 18.8x Source: Cascade Management, Company filings, Capital IQ, Wall Street research. 30.0x $28.75 $29.75 $30.75 $31.50 $32.75 Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025. Assumes valuation date of 12/31/2025E. FDSO per Cascade Management as of 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects 28.0x $27.25 $28.00 $29.00 $29.75 $30.75 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 3.6mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations 26.0x $25.50 $26.25 $27.25 $27.75 $29.00 and new hires with Q4 2025 start dates). Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short- term investments of $3.4mm; excludes non-controlling interests of $20.0mm due 24.0x $23.75 $24.50 $25.25 $26.00 $27.00 to inclusion of Class B shares in FDSO. (1) SBC flatlined at $32mm (25% of management forecast); incremental management promote of 7.5% of sponsor net profits. Amortization of Intangibles and New Intangibles does not affect EBIT (Post-SBC). 22.0x $22.25 $22.75 $23.50 $24.00 $25.00 (2) With the exception of the fourth column, which is based on the Management forecast schedule for revenue growth. (3)Assumes 17.0% 2031E Adj. EBITDA (Pre-SBC) growth (2031E revenue growth of 16.0% and Adj. EBITDA (Pre-SBC) Margin of 42.6%). CONFIDENTIAL 19 LTM (2030E) Adj. LTM (2030E) Adj. EBITDA (Pre-SBC) EBITDA (Pre-SBC) Exit Multiple Exit Multiple

PJT Partners

FOR REFERENCE ONLY

Illustrative Implied Future Share Price Analysis

Management Forecast

Key Assumptions:

- **Cost of Equity:** 11.5%
- **Share Repurchases:** $100mm repurchased annually at average of Current Year End and Prior Year End future share price
- **SBC:** $127mm issued annually at average of Current Year End and Prior Year End future share price; assumes SBC is outstanding within year of issuance

TEV / NTM Adj. EBITDA (Pre-SBC) Multiples:

- 25.0x (light dashed line)
- 21.5x (dashed line)
- 18.0x (solid line)

Undiscounted Future Share Price

($ per share, rounded to the nearest $0.25)



$40.50
$31.50
$34.50
$24.75
$27.00
$28.75
$21.00
$22.25
$16.69
$17.00
Current
(Unaffected[(2)])
'25E
'26E
'27E

Present Value of Future Share Price[(1)]

($ per share, rounded to the nearest $0.25)



$32.50
$28.25
$27.75
$24.75
$24.25
$23.25
$21.00
$20.00
$16.69
$17.00
Current
(Unaffected[(2)])
'25E
'26E
'27E

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025. FDSO per Cascade Management as of 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 3.6mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations and new hires with Q4 2025 start dates). Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.
(1) Discounted at illustrative 11.5% Cascade cost of equity.
(2) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL

20

V. Appendix CONFIDENTIAL 21

Cascade Management Projections Detailed Cascade ($ in mm) 2025E 2026E 2027E 2028E 2029E 2030E Revenue $730 $940 $1,100 $1,298 $1,531 $1,807 Management % Growth 61.7% 28.7% 17.0% 18.0% 18.0% 18.0% Gross Profit $571 $740 $871 $1,034 $1,228 $1,458 Forecast % Margin 78.2% 78.7% 79.2% 79.7% 80.2% 80.7% (-) Research and Development (160) (196) (224) (260) (299) (352) Received 12/6/2025 % of Revenue 21.9% 20.9% 20.4% 20.0% 19.5% 19.5% (-) Sales and Marketing (92) (122) (143) (169) (199) (235) % of Revenue 12.6% 13.0% 13.0% 13.0% 13.0% 13.0% (-) General and Administrative (72) (83) (86) (88) (96) (108) % of Revenue 9.8% 8.8% 7.8% 6.8% 6.3% 6.0% Adj. EBITDA (Pre-SBC) $248 $338 $418 $518 $634 $763 % Margin 33.9% 36.0% 38.0% 39.9% 41.4% 42.2% (-) Stock-Based Compensation (127) (127) (127) (127) (127) (127) % of Revenue 17.4% 13.5% 11.5% 9.8% 8.3% 7.0% Adj. EBITDA (Post-SBC) $121 $211 $291 $391 $507 $636 (-) Depreciation (P&E) (7) (13) (11) (14) (17) (21) % of CapEx 60.6% 64.4% 68.1% 71.8% 75.6% 79.3% Adj. EBIT (Post-SBC) $114 $198 $280 $377 $490 $614 % Margin 15.6% 21.1% 25.4% 29.0% 32.0% 34.0% (-) Income Taxes – (10) (14) (19) (24) (31) (-) Other Taxes (2) (2) (2) (2) (2) (2) NOPAT $112 $186 $264 $356 $463 $582 (+) Depreciation (P&E) 7 13 11 14 17 21 (+) Amortization of Contract Acquisition Costs 10 13 16 19 22 27 (-) CapEx (11) (21) (16) (19) (23) (27) % of Revenue 1.5% 2.2% 1.5% 1.5% 1.5% 1.5% (1) (-) Change in NWC (8) (19) (22) (26) (31) (36) Source: Cascade Management. % of Revenue (1.1%) (2.0%) (2.0%) (2.0%) (2.0%) (2.0%) Note: Management forecast as of 12/6/2025. Analysis excludes amortization of goodwill and acquired intangibles, which are not tax deductible per Cascade Unlevered Free Cash Flow $109 $173 $252 $343 $449 $566 Management. (1) NWC includes capitalized contract acquisition costs. CONFIDENTIAL 22

PJT Partners

Preliminary Forecast Comparison

Management vs. Street

($ in mm)	Management Projections		Wall Street Consensus		Δ to Mgmt. Forecast	
	2026E	2027E	2026E	2027E	2026E	2027E
Revenue	**$940**	**$1,100**	**$947**	**$1,118**	**+$7**	**+$18**
% Revenue Growth	*28.7%*	*17.0%*	*29.7%*	*18.0%*	*1.0%*	*1.0%*
Gross Profit	**$740**	**$871**	**$748**	**$887**	**+$8**	**+$16**
(-) R&D	($196)	($224)	($206)	($241)	*($9)*	*($17)*
(-) S&M	($122)	($143)	($117)	($136)	*+$5*	*+$7*
(-) G&A	($83)	($86)	($91)	($101)	*($9)*	*($15)*
Adj. EBITDA (Pre-SBC)	**$338**	**$418**	**$333**	**$409**	**($5)**	**($9)**
% Margin	*36.0%*	*38.0%*	*35.2%*	*36.6%*	*(0.8%)*	*(1.4%)*
(-) SBC	($127)	($127)	($137)	($138)	*($10)*	*($11)*
Adj. EBITDA (Post-SBC)	**$211**	**$291**	**$197**	**$271**	**($15)**	**($20)**
(-) Depreciation	($13)	($11)	($121)	($123)	*($108)*	*($112)*
EBIT (Post-SBC)	**$198**	**$280**	**$76**	**$147**	**($123)**	**($132)**
% Margin	*21.1%*	*25.4%*	*8.0%*	*13.2%*	*(13.1%)*	*(12.3%)*
Net Taxes	($12)	($16)	($19)	($37)	*($7)*	*($21)*
Effective Tax Rate (%)	*6.0%*	*5.7%*	*25.0%*	*25.0%*	*19.0%*	*19.3%*
NOPAT	**$186**	**$264**	**$57**	**$110**	**($130)**	**($153)**
(+) Depreciation	$13	$11	$121	$123	*+$108*	*+$112*
(+) Amortization of Contract Acq. Costs	$13	$16	-	-	*NA*	*NA*
(-) Capex	($21)	($16)	($12)	($16)	*+$9*	*+$0*
(-/+) Change in NWC	($19)	($22)	($8)	($3)	*+$11*	*+$19*
Unlevered Free Cash Flow	**$173**	**$252**	**$158**	**$215**	**($15)**	**($37)**

Brokers do not consider the impact of DTA

Source: Cascade Management, Wall Street research.
Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025.

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL

23

($ in mm) 2026E 2027E 2028E 2029E 2030E 2031E 2032E Illustrative Tax Revenue $940 $1,100 $1,298 $1,531 $1,807 $2,096 $2,390 Attributes Analysis % Growth 28.7% 17.0% 18.0% 18.0% 18.0% 16.0% 14.0% Adj. EBITDA (Pre-SBC) $338 $418 $518 $634 $763 $892 $1,026 % Margin 36.0% 38.0% 39.9% 41.4% 42.2% 42.6% 42.9% (-) SBC (127) (127) (127) (127) (127) (127) (127) (-) Depreciation (13) (11) (14) (17) (21) (26) (31) Taxable Income $198 $280 $377 $490 $614 $739 $868 (x) DTA Yearly Limit 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% (x) Effective Tax Rate 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Tax Payable $40 $56 $75 $98 $123 $148 $174 (1) Beginning Balance $672 $632 $576 $501 $403 $280 $132 (+) DTA Created - - - - - - - (-) DTA Used (40) (56) (75) (98) (123) (148) (132) Source: Cascade Management. DTA Balance $632 $576 $501 $403 $280 $132 - Note: Management forecast as of 12/6/2025. (1) Beginning DTA balance as of 9/30/2025. CONFIDENTIAL 24

TEV / NTM REVENUE SINCE CASCADE IPO Illustrative Historical Trading Multiples Median TEV / NTM Revenue Multiples Over Time 25.0x (2) (1) Post-Cascade IPO L3Y L1Y L6M Unaffected Current TEV / NTM Revenue Cascade 11.5x 11.1x 8.2x 7.7x 6.5x 8.3x (3) Financial Services Vertical Software 6.2x 6.3x 6.1x 5.6x 5.1x 5.5x (4) Selected Other Vertical Software 8.7x 8.7x 8.9x 8.3x 8.0x 8.0x 20.0x Cascade announced Cascade announced Enfusion transaction acquisitions of Beacon & on 1/13/2025 Bistro on 3/12/2025 15.0x Cascade closed acquisition of Enfusion on 4/21/2025 10.0x 8.3x 8.0x 5.0x 5.5x Cascade multiple reached all-time low of 6.3x on 11/6/2025 – Source: Company filings, Capital IQ, Wall Street research. Oct-21 Aug-22 Jun-23 Apr-24 Feb-25 Dec-25 Note: Market data as of 12/12/2025. Multiples ≥ 70x and ≤ 0x excluded from calculations. (1) Represents data since robust Street consensus estimates starting on 10/19/2021, following the IPO on 9/24/2021. (2) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover (3) (4) offer. Cascade Financial Services Vertical Software Selected Other Vertical Software (3) Peers include SSNC, GWRE, CCC, QTWO, INTA, NCNO, and ALKT. (4)Peers include VEEV, TYL, PCOR, and VERX. CONFIDENTIAL 25

VALUATION SUMMARY DISCOUNTED CASH FLOW Illustrative Terminal Perpetuity Growth 2025E 2026E 2027E 2028E 2029E 2030E Year WACC 10.50% Revenue $730 $940 $1,100 $1,298 $1,531 $1,807 $1,807 Discounted Cash Terminal UFCF $445 Adj. EBITDA (Pre-SBC) $248 $338 $418 $518 $634 $763 $763 Perpetuity Growth Rate 6.0% Flow Analysis (-) SBC (127) (127) (127) (127) (127) (127) Terminal Value $11,017 (-) Depreciation (13) (11) (14) (17) (21) (27) Management Forecast Impl. Terminal Revenue Mult. 6.1x Impl. Terminal Adj. EBITDA (Pre-SBC) Mult. 14.4x EBIT $198 $280 $377 $490 $614 $609 (5) PV of Unlevered Cash Flows $1,035 Key Assumptions: (-) Taxes & Other Taxes (52) (72) (96) (124) (156) (154) (1) PV of Terminal Value $6,687 > CapEx: 1.5% of revenue NOPAT (Excl. Tax Attributes) $147 $208 $281 $365 $459 $454 Implied TEV $7,723 >Δ in NWC: (2%) of revenue (+) Depreciation 13 11 14 17 21 27 Implied TEV / '26E Revenue 8.2x > SBC: Flatlined amount of $127mm (+) Amortization of Contract Acquisition Costs 13 16 19 22 27 27 Implied TEV / '26E Adj. EBITDA (Pre-SBC) 22.8x > Terminal Year Depreciation: equal to (2) (-) CapEx (21) (16) (19) (23) (27) (27) (-) Net Debt & Other (795) CapEx (3) (-) Change in NWC (19) (22) (26) (31) (36) (36) (+) PV of Tax Asset 447 > Amortization of Intangibles and New Implied Equity Value incl. DTA $7,374 Unlevered Free Cash Flow $134 $196 $268 $351 $444 $445 Intangibles does not affect EBIT (4) (/) FDSO 310.8 Discount Period 0.500 1.500 2.500 3.500 4.500 5.000 Implied Equity Value per Share $23.75 Discount Factor 0.951 0.861 0.779 0.705 0.638 0.607 Impl. Value per Share of DTA $1.50 PV of Unlevered Free Cash Flow $127 $169 $209 $248 $283 Impl. Value per Share excl. DTA $22.25 SENSITIVITY ANALYSIS Source: Cascade Management, Company filings, Capital IQ, Wall Street research. Note: Market data as of 12/12/2025. Assumes valuation date of 12/31/2025E. Implied Equity Value per Share (incl. PV of DTA) Implied Terminal Revenue Multiple Implied Terminal Adj. EBITDA (Pre-SBC) Multiple Management forecast as of 12/6/2025. Share prices rounded to the nearest $0.25. (1) With the exception of 2026E, in which CapEx is 2.2% of revenue. (2) As of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and WACC WACC WACC short-term investments of $3.4mm, and excludes non-controlling interests of $20.0mm due to Class B shares accounting. (3) Based on midpoint of illustrative WACC range. 10.0% 10.5% 11.0% 10.0% 10.5% 11.0% 10.0% 10.5% 11.0% (4)FDSO per Cascade Management as of 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B 5.5% $24.25 $21.50 $19.25 5.5% 6.1x 5.5x 5.0x 5.5% 14.3x 12.9x 11.8x common shares, 8.5mm RSUs, 3.6mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based 6.0% $27.00 $23.75 $21.25 6.0% 6.8x 6.1x 5.5x 6.0% 16.2x 14.4x 13.0x compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations and new hires with Q4 2025 start dates). 6.5% $30.50 $26.50 $23.25 6.5% 7.9x 6.9x 6.1x 6.5% 18.6x 16.3x 14.5x (5) Based on 25.0% tax rate and $2mm annual Other Taxes. CONFIDENTIAL 26 PGR PGR PGR

Cascade Management DISCOUNTED CASH TAX BENEFITS Extrapolations Illustrative ($ in mm) 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E Discounted Cash Revenue $730 $940 $1,100 $1,298 $1,531 $1,807 $2,096 $2,390 % growth 61.7% 28.7% 17.0% 18.0% 18.0% 18.0% 16.0% 14.0% Flow Analysis Adj. EBITDA (Pre-SBC) $248 $338 $418 $518 $634 $763 $892 $1,026 % margin 36.0% 38.0% 39.9% 41.4% 42.2% 42.6% 42.9% Deferred Tax Assets (-) SBC (127) (127) (127) (127) (127) (127) (127) (-) Depreciation (13) (11) (14) (17) (21) (26) (31) EBIT $198 $280 $377 $490 $614 $739 $868 (x) DTA Limit 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% (x) Tax Rate 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% Tax Savings $40 $56 $75 $98 $123 $148 $132 Deferred Tax Asset Schedule (1) Beginning DTA Balance $672 $632 $576 $501 $403 $280 $132 (+) DTA Created – – – – – – – (-) DTA Used ($40) ($56) ($75) ($98) ($123) ($148) ($132) Ending DTA Balance $632 $576 $501 $403 $280 $132 - Annual Cash Tax Savings $40 $56 $75 $98 $123 $148 $132 Memo: Discount Period 0.500 1.500 2.500 3.500 4.500 5.500 6.500 Discount Factor 0.951 0.861 0.779 0.705 0.638 0.577 0.523 PV of Annual Cash Tax Savings $38 $48 $59 $69 $78 $85 $69 SENSITIVITY SUMMARY Implied PV of Tax Assets WACC 10.0% 10.5% 11.0% Source: Cascade Management, Company filings, Capital IQ, Wall Street research. Note: Market data as of 12/12/2025. Assumes valuation date of 12/31/2025E. Management forecast as of 12/6/2025. $455 $447 $439 (1) Beginning DTA balance as of 9/30/2025. CONFIDENTIAL 27

PJT Partners

Preliminary Detailed Cascade Enterprise Value Build

FDSO

	Shares
Series A	288,620,705[1]
(+) Series B	4,508,422[1]
Common Shares Outstanding	**293,129,127**
(+) RSUs	8,485,742[2]
(+) PSUs	3,620,954[2]
(+) Net Dilution from Options Exercise	3,470,585
Dilutive Securities	**15,577,281**
(+) Committed Stock-Based Compensation	1,247,703
FDSO	**309,954,111**

TEV

($ in mm, except per share)

Share Price	$16.69[3]
(x) FDSO	309,954,111
Implied Equity Value	**$5,173.1**
(+) Debt	859.0[4]
(-) Cash	(60.8)[4]
(-) Short Term Investments	(3.4)[4]
Implied Total Enterprise Value	**$5,968.0**

MEMO

($ in mm, except per share)

Treasury Stock Method	
Options Outstanding	7,619,721[2]
(x) Strike Price	$9.09[2]
Exercise Proceeds	$69.2
(/) Share Price	$16.69[3]
TSM Shares Repurchased	**4,149,136**
Options Outstanding	7,619,721[2]
(-) TSM Shares Repurchased	(4,149,136)
Net Dilution from Options Exercise	**3,470,585**
Committed Stock-Based Compensation (SBC)	
Enfusion Acquisition	$16.7
(+) Future Hires	$4.1[5]
Total Committed SBC	$20.8
(/) Share Price	$16.69[3]
Implied Shares Issued from Committed SBC	**1,247,703**

Source: Cascade Management, Company filings.
Note: Management forecast as of 12/6/2025.
(1) As of 12/3/2025.
(2) As of 12/4/2025.
(3) As of unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(4) As of 9/30/2025. Excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.
(5) Includes Head of Investor Relations and hires with Q4 2025 start dates.

DRAFT Preliminary and Illustrative - Subject to Material Revision

CONFIDENTIAL

28

PJT Partners

Preliminary WACC Analysis

2Y Weekly Beta (Cascade)

Key Assumptions:

- Levered beta based on Cascade 2-year weekly levered beta as of 11/10/2025[1]
- Debt / Equity based on Cascade balance sheet as of 9/30/2025 and latest FDSO per Management

WACC Comparison

	2Y Weekly	5Y Monthly
Cascade	10.42%	10.01%[1]
Peers Median	11.59%	10.67%

Sources: Company filings, Capital IQ, U.S. Department of the Treasury, Duff & Phelps 2024 Valuation Handbook.
Note: Market data as of 12/12/2025.
(1) Cascade; based on ~4.2 year monthly due to Cascade's IPO on 9/24/2021.
(2) Based on Cascade historical 2-year weekly beta as of unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer. Unlevered using 25% tax rate.
(3) Based on Cascade-derived debt / equity as of unaffected date of 11/10/2025.
(4) 20-year U.S. Treasury as of 12/12/2025.
(5) Historical supply-side equity risk premium (historical equity risk premium minus price-to-earnings ratio calculated using three-year average earnings).
(6) CRSP 5th decile size premium; Cascade equity value as of unaffected date of 11/10/2025.
(7) Calculated as risk free rate + beta-adjusted equity risk premium + size premium.
(8) Assumes tax rate of 25%. Cost of debt based on Cascade's $800mm 2025 Term Loan – SOFR + 225.

Levered Beta Calculation	
Unlevered Beta[2]	0.826
Debt / Equity[3]	16.6%
Levered Beta	**0.929**

Cost of Equity Calculation	
Risk Free Rate[4]	4.82%
Equity Risk Premium[5]	6.26%
Levered Beta	0.929
Beta-Adj. Premium	5.81%
Size Premium[6]	0.74%
Cost of Equity[7]	**11.37%**

WACC Calculation	
Cost of Equity	11.37%
After-Tax Cost of Debt[8]	4.65%
WACC	**10.42%**

Cost of Equity Sensitivity

Unlevered Beta	Debt / Equity 6.6%	16.6%	26.6%
0.626	9.67%	9.97%	10.26%
0.726	10.33%	10.67%	11.01%
0.826	10.99%	11.37%	11.76%
0.926	11.64%	12.08%	12.51%
1.026	12.30%	12.78%	13.26%

WACC Sensitivity

Unlevered Beta	Debt / Equity 6.6%	16.6%	26.6%
0.626	9.36%	9.21%	9.08%
0.726	9.98%	9.81%	9.67%
0.826	10.59%	10.42%	10.27%
0.926	11.21%	11.02%	10.86%
1.026	11.83%	11.62%	11.45%

WACC Sensitivity

Pre-Tax Cost of Debt	Cost of Equity 10.4%	11.4%	12.4%
5.2%	9.45%	10.31%	11.17%
6.2%	9.56%	10.42%	11.27%
7.2%	9.66%	10.52%	11.38%

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PJT Partners

Preliminary WACC Analysis

2Y Weekly Beta (Peers)

Key Assumptions:

- Levered beta based on peer median 2-year weekly levered beta as of 12/12/2025
- Debt / Equity based on Cascade balance sheet as of 9/30/2025 and latest FDSO per Management

WACC Comparison

	2Y Weekly	5Y Monthly
Cascade	10.42%	10.01%[1]
Peers Median	11.59%	10.67%

Levered Beta Calculation	
Unlevered Beta[2]	1.021
Debt / Equity[3]	16.6%
Levered Beta	**1.148**

Cost of Equity Calculation	
Risk Free Rate[4]	4.82%
Equity Risk Premium[5]	6.26%
Levered Beta	1.148
Beta-Adj. Premium	7.18%
Size Premium[6]	0.74%
Cost of Equity[7]	**12.74%**

WACC Calculation	
Cost of Equity	12.74%
After-Tax Cost of Debt[8]	4.65%
WACC	**11.59%**

Cost of Equity Sensitivity

Unlevered Beta	Debt / Equity 6.6%	16.6%	26.6%
0.821	10.95%	11.34%	11.72%
0.921	11.61%	12.04%	12.47%
1.021	12.27%	12.74%	13.22%
1.121	12.92%	13.45%	13.97%
1.221	13.58%	14.15%	14.73%

WACC Sensitivity

Unlevered Beta	Debt / Equity 6.6%	16.6%	26.6%
0.821	10.56%	10.38%	10.24%
0.921	11.18%	10.99%	10.83%
1.021	11.79%	11.59%	11.42%
1.121	12.41%	12.20%	12.02%
1.221	13.03%	12.80%	12.61%

WACC Sensitivity

Pre-Tax Cost of Debt	Cost of Equity 11.7%	12.7%	13.7%
5.2%	10.63%	11.49%	12.34%
6.2%	10.73%	11.59%	12.45%
7.2%	10.84%	11.70%	12.56%

Sources: Company filings, Capital IQ, U.S. Department of the Treasury, Duff & Phelps 2024 Valuation Handbook.
Note: Market data as of 12/12/2025.
(1) Cascade; based on ~4.2 year monthly due to Cascade's IPO on 9/24/2021.
(2) Based on peer-derived historical 2-year weekly beta. Unlevered using 25% tax rate.
(3) Based on Cascade-derived debt / equity as of unaffected date of 11/10/2025.
(4) 20-year U.S. Treasury as of 12/12/2025.
(5) Historical supply-side equity risk premium (historical equity risk premium minus price-to-earnings ratio calculated using three-year average earnings).
(6) CRSP 5th decile size premium; Cascade equity value as of unaffected date of 11/10/2025.
(7) Calculated as risk free rate + beta-adjusted equity risk premium + size premium.
(8) Assumes tax rate of 25%. Cost of debt based on Cascade's $800mm 2025 Term Loan – SOFR + 225.

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PJT Partners

Preliminary WACC Analysis

Peer Betas

Unlevered Beta Calculation

		Current (12/12/25)					
		1 Year Weekly		2 Year Weekly		5 Year Monthly	
Company	Debt / Equity	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
Cascade [1]	**16.6%**	**0.820**	**0.729**	**0.929**	**0.826**	**0.853 [2]**	**0.759 [2]**
Reference Only							
Financial Services Vertical Software							
SS&C	34.3%	0.821	0.653	0.826	0.657	1.132	0.900
Guidewire	3.8%	0.936	0.910	0.890	0.865	1.051	1.022
CCC	20.0%	0.900	0.783	0.960	0.835	0.776	0.675
Q2	9.8%	1.089	1.014	1.257	1.171	1.239	1.155
Intapp	–	1.156	1.156	1.471	1.471	0.791	0.791
nCino	8.3%	1.257	1.183	1.253	1.180	0.704	0.663
Alkami	14.8%	1.221	1.099	1.177	1.059	0.693	0.623
Average	***15.2%***	**1.054**	**0.971**	**1.119**	**1.034**	**0.912**	**0.833**
Median	***12.3%***	**1.089**	**1.014**	**1.177**	**1.059**	**0.791**	**0.791**
Selected Other Vertical Software							
Veeva	–	0.874	0.874	1.021	1.021	1.044	1.044
Tyler Technologies	3.0%	0.653	0.638	0.715	0.699	0.942	0.921
Vertex	10.5%	1.432	1.327	1.469	1.362	0.936	0.867
Procore	0.2%	0.633	0.632	1.015	1.013	0.730	0.728
Average	***4.6%***	**0.898**	**0.868**	**1.055**	**1.024**	**0.913**	**0.890**
Median	***3.0%***	**0.764**	**0.756**	**1.018**	**1.017**	**0.939**	**0.894**
Peer Group Average	***11.6%***	**0.997**	**0.934**	**1.096**	**1.030**	**0.913**	**0.854**
Peer Group Median	***9.8%***	**0.936**	**0.910**	**1.021**	**1.021**	**0.936**	**0.867**

Source: Capital IQ.
Note: Market data as of 12/12/2025.
(1) As of unaffected date on 11/10/2025, prior to media coverage of rumored takeover offer.
(2) Cascade; based on ~4.2 year monthly due to Cascade's IPO on 9/24/2021.

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FOR REFERENCE ONLY VI. Appendix - For Reference Only CONFIDENTIAL 32

PJT Partners

FOR REFERENCE ONLY

Illustrative Leveraged Buyout Analysis

Management Forecast

Illustrative Assumptions:

- Transaction close on 12/31/2025E and sponsor exit on 12/31/2030E
- Gross leverage of 8.0x '25E Adj. EBITDA (Pre-SBC)[4]
- First Lien cost of debt of SOFR + 350; Second Lien cost of debt of SOFR + 550
- SBC flatlined at $32mm (25% of management forecast); incremental management promote of 7.5% of sponsor net profits

VALUATION SUMMARY

Sponsor Entry	*($ in mm)*
Unaffected Share Price[1]	$16.69
(x) % Premium	*52.4%*
Offer Share Price	**$25.44**
(x) FDSO[2]	311.0
Equity Value	**$7,909**
(+) Net Debt & Other[3]	795
Implied TEV	**$8,704**
Impl. TEV / '26E Revenue	*9.3x*
Impl. TEV / '26E Adj. EBITDA (Pre-SBC)[4]	*25.0x*

Sponsor Exit	
LTM (2030E) Adj. EBITDA (Pre-SBC)[4]	$773
(x) Adj. EBITDA (Pre-SBC) Exit Mult.	26.0x
Implied Exit TEV	**$20,091**
(-) 2030E Net Debt	(142)
Implied Exit Equity Value	**$19,949**
(-) Management Promote	(980)
Implied Equity Value to Sponsor	**$18,969**

IRR	***22.5%***
MOIC	**2.76x**

SOURCES & USES

Sources		Uses	
New Sponsor Equity	$6,879	Purchase Price	$7,909
New Debt	2,062	Repay Outstanding Debt	859
Balance Sheet Cash	64	Transaction Fees & Expenses[5]	136
		Minimum Balance Sheet Cash	100
Total Sources	**$9,004**	**Total Uses**	**$9,004**

CUMULATIVE DEBT PAYDOWN


Gross Leverage[6]
5.5x
3.9x
2.5x
1.4x
0.3x
7%
18%
35%
58%
88%
2026E
2027E
2028E
2029E
2030E

RETURNS SENSITIVITY

IRR / MOIC				
		Gross Leverage		
		7.0x	**8.0x**	**9.0x**
'30E Adj. EBITDA (Pre-SBC) Exit Multiple	**22.0x**	*18.2% / 2.31x*	*18.5% / 2.34x*	*18.9% / 2.38x*
	26.0x	*22.0% / 2.71x*	*22.5% / 2.76x*	*22.9% / 2.81x*
	30.0x	*25.5% / 3.11x*	*26.0% / 3.17x*	*26.5% / 3.24x*

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025. Assumes illustrative transaction date of 12/31/2025E.
(1) Unaffected date of 11/10/2025, prior to media coverage of rumored takeover offer.
(2) FDSO per Cascade Management as of 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 3.6mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations and new hires with Q4 2025 start dates).
(3) Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.
(4) Includes illustrative $10mm of public company cost savings.
(5) Includes $100mm of transaction fees and expenses and $39mm of financing fees and original issue discount.
(6) Gross Debt / Adj. EBITDA (Pre-SBC) including public company cost savings.

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FOR REFERENCE ONLY CASH FLOW & CREDIT SUMMARY Illustrative Transaction Close Calendar Year Ending December 31, ($ in mm) 12/31/2025E 2026E 2027E 2028E 2029E 2030E Adj. EBITDA (Pre-SBC) $248 $338 $418 $518 $634 $763 Leveraged Buyout % margin 33.9% 36.0% 38.0% 39.9% 41.4% 42.2% Analysis (+) Public Company Cost Savings 10 10 10 10 10 10 Adj. EBITDA (Pre-SBC) incl. Cost Savings $258 $348 $428 $528 $644 $773 Debt Paydown (-) SBC (32) (32) (32) (32) (32) (-) Depreciation (13) (11) (14) (17) (21) EBIT $303 $385 $482 $595 $719 (-) Net Interest Expense (143) (132) (115) (88) (48) EBT $161 $253 $367 $507 $672 (-) Statuatory Taxes (40) (63) (92) (127) (168) (+) DTA Cash Tax Savings 32 51 73 101 134 Net Income $153 $240 $349 $481 $638 (+) Amortization of Financing Fees 5 5 5 5 5 (+) Depreciation 13 11 14 17 21 (+) Amortization of Contract Acquisition Costs 13 16 19 22 27 (-) CapEx (21) (16) (19) (23) (27) (-/+) Change in NWC (19) (22) (26) (31) (36) Free Cash Flow Before Debt Repayment $145 $234 $341 $472 $628 Leverage Summary Gross Debt 2,062 1,917 1,683 1,342 870 242 (-) Cash & Equivalents (100) (100) (100) (100) (100) (100) Net Debt $1,962 $1,817 $1,583 $1,242 $770 $142 Gross Debt / Adj. EBITDA (Pre-SBC) 8.0x 5.5x 3.9x 2.5x 1.4x 0.3x Net Debt / Adj. EBITDA (Pre-SBC) 7.6x 5.2x 3.7x 2.4x 1.2x 0.2x Credit Summary Cumulative New Debt Paydown – 7.0% 18.3% 34.9% 57.8% 88.3% Source: Cascade Management, Company filings, Capital IQ, Wall Street research. Note: Market data as of 12/12/2025. Assumes valuation date of 12/31/2025E. Interest Coverage Ratio 1.7x 2.4x 3.2x 4.6x 7.3x 16.1x Management forecast as of 12/6/2025. CONFIDENTIAL 34

FOR REFERENCE ONLY Preliminary (1) (1) Premia Paid to Unaffected Share Price , Last 5 Years Premia Paid to Unaffected 90-Day VWAP , Last 5 Years Precedent Premia N = 28 N = 28 Paid Analysis 41% 40% 34% 33% 32% 31% 23% 23% Screening Criteria: > Technology industry only > TEV: $3-$10bn > Considers all-cash transactions for 100% or majority ownership 25th Median Mean 75th 25th Median Mean 75th > Announced in Last 5 Years Percentile Percentile Percentile Percentile > Public U.S. Target MEMO: LAST 5 YEARS PREMIA PAID TO UNAFFECTED BY BUYER TYPE Unaffected Share Price Unaffected 90-Day VWAP Strategic (N = 7) 34% 38% Source: Company filings, Capital IQ, Deal Point Data. Financial (N = 21) 29% 29% Note: Market data as of 12/12/2025. (1) Unaffected share price based on market data as of 11/10/2025. CONFIDENTIAL 35

FOR REFERENCE ONLY ANALYST COVERAGE – POST CASCADE 3Q PRINT PRICE TARGETS Selected Wall Target % Premium To Firm Name Recommendation Rating Date Valuation Methodology Price ($) Current Street Analyst Buy 9-Dec $30.00 38% 14x EV / FY27 Adj. EBITDA Perspectives Buy 9-Dec $30.00 38% ~8x EV / FY27 Revenue Buy 24-Nov $27.00 24% ~22x EV / FY27 Adj. EBITDA Buy 19-Nov $27.00 24% ~30x EV / NTM Adj. EBITDA Buy 18-Nov $36.00 65% ~34x EV / CY26 Adj. EBITDA Buy 12-Nov $36.00 65% 33x EV / FY26 Adj. EBITDA 10‑yr DCF | ~11% WACC, 2% terminal Buy 6-Nov $26.00 19% growth rate Buy 6-Nov $27.00 24% ~11x EV / FY26 Gross Profit 10‑yr DCF | ~11% WACC, 4.5% terminal Buy 5-Nov $25.00 15% growth rate (Excluded) Buy 3-Sep $27.00 24% 35x EV / FCF 75th Percentile $29.25 34% Mean $28.88 32% Source: Capital IQ, Wall Street research. Median $27.00 24% Note: Market data as of 12/12/2025. Considers analyst coverage as per Cascade Investor Relations. Goldman Sachs is excluded due to price target being set prior to Cascade Q3’25 earnings. William Blair is excluded due to lack of published price 25th Percentile $26.75 23% target. Morningstar and Baptista Research are excluded from the analysis as per Cascade’s designated analyst coverage list. CONFIDENTIAL 36

PJT Partners

FOR REFERENCE ONLY

Illustrative Implied Future Share Price Analysis

Management Forecast

Key Assumptions ('25E to '29E):

- (A) Management forecast assumptions, plus incremental annual $100mm in repurchases, with excess free cash flow accumulating to balance sheet
  - **Balance Sheet[2]:** Assumes gross debt remains constant through period
- (B) Based on Cascade Management provided FDSO[3]: roll forward includes projected future issuance from SBC and future repurchases
  - **Share Repurchases:** Repurchased annually at average of Current Year End and Prior Year End future share price
  - **SBC:** $127mm issued annually at average of Current Year End and Prior Year End future share price; assumes SBC is outstanding within year of issuance

25.0x TEV / NTM Adj. EBITDA (Pre-SBC)

($ in mm)	2025E	2026E	2027E
NTM Adj. EBITDA (Pre-SBC)	$338	$418	$518
(x) TEV / NTM Adj. EBITDA (Pre-SBC)	25.0x	25.0x	25.0x
Total Enterprise Value	**$8,462**	**$10,451**	**$12,948**
(A) (-) Net Debt	(795)	(595)	(316)
Equity Value	**$7,667**	**$9,856**	**$12,633**
(B) (/) FDSO	310.9	311.9	312.6
Share Price	**$24.66**	**$31.61**	**$40.41**
(x) Discount Factor	1.00	0.90	0.80
PV of Future Share Price at 25'YE[1]	**$24.66**	**$28.35**	**$32.51**

21.5x TEV / NTM Adj. EBITDA (Pre-SBC)

($ in mm)	2025E	2026E	2027E
NTM Adj. EBITDA (Pre-SBC)	$338	$418	$518
(x) TEV / NTM Adj. EBITDA (Pre-SBC)	21.5x	21.5x	21.5x
Total Enterprise Value	**$7,278**	**$8,988**	**$11,136**
(A) (-) Net Debt	(795)	(595)	(316)
Equity Value	**$6,483**	**$8,393**	**$10,820**
(B) (/) FDSO	310.5	311.7	312.5
Share Price	**$20.88**	**$26.93**	**$34.62**
(x) Discount Factor	1.00	0.90	0.80
PV of Future Share Price at 25'YE[1]	**$20.88**	**$24.15**	**$27.85**

18.0x TEV / NTM Adj. EBITDA (Pre-SBC)

($ in mm)	2025E	2026E	2027E
NTM Adj. EBITDA (Pre-SBC)	$338	$418	$518
(x) TEV / NTM Adj. EBITDA (Pre-SBC)	18.0x	18.0x	18.0x
Total Enterprise Value	**$6,093**	**$7,525**	**$9,323**
(A) (-) Net Debt	(795)	(595)	(316)
Equity Value	**$5,298**	**$6,930**	**$9,007**
(B) (/) FDSO	310.0	311.4	312.5
Share Price	**$17.09**	**$22.25**	**$28.83**
(x) Discount Factor	1.00	0.90	0.80
PV of Future Share Price at 25'YE[1]	**$17.09**	**$19.96**	**$23.19**

Source: Cascade Management, Company filings, Capital IQ, Wall Street research.
Note: Market data as of 12/12/2025. Management forecast as of 12/6/2025.
(1) Discounted at illustrative 11.5% Cascade cost of equity.
(2) Balance sheet per Cascade Management as of 9/30/2025. Includes total debt of $859.0mm, cash of $60.8mm, and short-term investments of $3.4mm; excludes non-controlling interests of $20.0mm due to inclusion of Class B shares in FDSO.
(3) FDSO per Cascade Management as of 12/5/2025. Dilution computed using the treasury stock method. FDSO reflects 288.6mm Series A and 4.5mm Series B common shares, 8.5mm RSUs, 3.6mm PSUs, 7.6mm options outstanding with a weighted average strike price of $9.09, and committed stock-based compensation of $16.7mm from the acquisition of Enfusion and $4.1mm of near-term new hires (including Head of Investor Relations and new hires with Q4 2025 start dates).

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PJT Partners

Disclaimer

These materials were prepared by PJT Partners LP ("PJT Partners", "we" or "us") solely for the information and assistance of the Special Committee ("Special Committee") of the Board of Directors (the "Board") of Cascade (the "Company") in order to assist the Special Committee in connection with its consideration of the matters referred to herein. These materials are incomplete without reference to, and should be viewed solely in conjunction with, any oral information provided by PJT Partners in connection with these materials.

These materials and any oral information provided by PJT Partners in connection with these materials (collectively, the "Confidential Information"), as well as any information derived from the Confidential Information, may not be communicated, reproduced, disclosed (in whole or in part) to, or relied upon by, any other person, referred to, or used for any purpose, other than with PJT Partners' prior written consent.

The Confidential Information is based on information publicly available, provided by or on behalf of the Company or obtained from other sources. We assume no responsibility for independent verification of any such information, and we have assumed and relied upon the accuracy and completeness of such information for purposes of preparing the Confidential Information. Neither we nor any of our affiliates or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the Confidential Information, or any data it generates and expressly disclaim any and all liability in relation to any such Confidential Information. The Confidential Information is based on financial, economic, market and other conditions prevailing as of the date of such Confidential Information and is subject to change. We undertake no obligation or responsibility to update or revise any of the Confidential Information. Any valuation, appraisal or conclusion of a financial nature contained in these materials results from the application by PJT Partners of techniques and principles generally adopted in the context of the preparation of financial presentations of this nature, and PJT Partners cannot and does not warrant that the use of different techniques and principles would not lead to a different result.

Our analyses do not purport to be an appraisal of any assets or liabilities of the Company or any other party, nor have we evaluated the solvency of the Company or any other party under any laws relating to bankruptcy, insolvency or similar matters.

We are not legal, regulatory, accounting or tax advisors and these materials do not constitute legal, regulatory, accounting, tax or other specialist advice. These materials do not constitute and should not be considered any form of financial opinion, advice or recommendation by us or any of our affiliates to any party, with respect to any proposed transaction or otherwise. You should not rely upon or use these materials to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. Each of the Special Committee and the Company must make its own independent assessment and such investigation as it deems necessary to determine its interest in participating in any transaction.

These materials do not constitute an offer to sell or the solicitation of an offer to buy any security, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase any securities or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital to, or participate in, any trading strategies. This document is not a research report and should not be considered as such.

PJT Partners is an SEC registered broker-dealer and is a member of FINRA and SIPC. PJT Partners is represented in the United Kingdom by PJT Partners (UK) Limited. PJT Partners (UK) Limited is authorised and regulated by the Financial Conduct Authority (Ref No. 678983) and is a company registered in England and Wales (No. 9424559). PJT Partners is represented in the European Economic Area by PJT Partners Park Hill (Spain) A.V., S.A.U., a firm authorized and regulated by the Comision Nacional del Mercado de Valores ("CNMV"). PJT Partners is represented in Hong Kong by PJT Partners (HK) Limited, authorised and regulated by the Securities and Futures Commission, and in Australia, by PJT Partners (HK) Limited, by relying on a passport license approved by the Australia Securities and Investment Commission. PJT Partners is represented in Japan by PJT Partners Japan K.K., a registered Type II Financial Instruments Business Operator (Registration Number: Director of Kanto Local Finance Bureau Kin-sho No. 3409), authorised and regulated by the Financial Services Agency and the Kanto Local Finance Bureau and a regular member of the Type II Financial Instruments Firms Association of Japan. PJT Partners is represented in the United Arab Emirates, by PJT deNovo Partners Ltd, a Dubai International Financial Center company regulated by the Dubai Financial Services Authority; and in the Kingdom of Saudi Arabia, by deNovo Partners Finance, a firm regulated by the Capital Market Authority. In connection with our capital raising services in Canada, PJT Partners relies on the international dealer exemption pursuant to subsection 8.18(2) of National Instrument 31-103 Registration Requirements. Please see https://pjtpartners.com/regulatory-disclosure for more information.

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